Exhibit 5.1

December 13, 2010

Identive Group, Inc.

1900-B Carnegie Avenue

Santa Ana, CA 92705

Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration for resale or other disposition, on a delayed or continuous basis, of up to an aggregate of 8,195,252 shares of common stock, $0.001 par value per share (the “Common Stock”), of Identive Group, Inc., a Delaware corporation (the “Company”), by the selling stockholders named therein (the “Selling Stockholders”). The Common Stock consists of (i) up to 4,097,626 shares of Common Stock (the “Shares”) that are issued and outstanding, and were sold by the Company to each of the Selling Stockholders pursuant to the terms of a Subscription Agreement, dated November 14, 2010, and (ii) up to 4,097,626 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of outstanding warrants of the Company (the “Warrants”).

We are acting as counsel for the Company in connection with the registration of the Shares and the Warrant Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. No opinion is expressed herein as to the qualification of the Shares or the Warrant Shares under any securities or blue sky laws of any state or any foreign jurisdiction.

GREENBERG TRAURIG, LLP  ■  ATTORNEYS AT LAW  ■  WWW.GTLAW.COM

One International Place, 20th Floor  ■  Boston, Massachusetts 02110  ■  Tel 617.310.6000  ■  Fax 617.310.6001

Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares have been duly authorized and validly issued, and are fully paid and non-assessable; and

2. The Warrant Shares have been duly authorized and, when issued by the Company against payment therefor as contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares and Warrant Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP